Exhibit 99.1


James River Group Reports Third
Quarter
n...ka
+ SSN ED1 FC1 TNW RWB IRW (CORPORATE COMM/TENN 208000 TN/James River) 26 19 96 91 32 01 30 31 33
n...k/nocar r f bc-NC-James-River-Group   11-05


P2

%
[STK] JRVR [IN] FIN INS
[SU] ERN TO BUSINESS EDITOR:

      James River Group Reports Third Quarter Net Income of $10.2 Million or $0.63 Per Diluted Share After $1.0 Million or $0.04 Per Share of Costs Associated with the Proposed Merger with a Member of the D. E. Shaw Group

  Net Income of $10.8 Million or $0.67 Per Diluted Share Before $0.04 Per Share
                 of Costs Associated With Announced Transaction

      CHAPEL HILL, N.C., Nov. 5 /PRNewswire-FirstCall/ -- James River Group, Inc. (Nasdaq: JRVR) today announced financial results for the third quarter ended September 30, 2007. The Company previously announced that it entered into a definitive merger agreement under which a Bermuda-based holding company and member of the D. E. Shaw group, a global investment management firm, would acquire the Company. In connection with the proposed merger, during the third quarter, the Company incurred $1.0 million in pre-tax costs ($619,000 after-tax or $0.04 per diluted share) for legal, accounting and investment banking services. On a year-to-date basis, the Company incurred $3.0 million in pre-tax costs ($1.9 million after-tax or $0.12 per diluted share). See "Reconciliation of Non-GAAP Measures" for a reconciliation of results presented herein as adjusted to reflect these non-recurring costs to their comparable GAAP results.

      Highlights for the third quarter include:
      * Net income in 2007 of $10.2 million, or $0.63 per diluted share ($10.8 million, or $0.67 per diluted share excluding the costs associated with the transaction with the D. E. Shaw group), compared to net income of $9.3 million, or $0.58 per diluted share in the third quarter of 2006;
      *     An annualized return on average stockholders' equity of 17.5%;
      * A combined ratio of 85.0% (83.6% prior to the aforementioned transaction costs) compared to 83.2% for the third quarter of the prior year; and
      * An underwriting profit of $10.0 million ($11.0 million prior to the transaction costs) compared to $9.7 million in the third quarter of the prior year.

      Highlights for the year-to-date, nine-month period ended September 30, 2007, include:
      * Net income in 2007 of $29.5 million, or $1.82 per diluted share ($31.4 million, or $1.94 per diluted share prior to the transaction costs), compared to net income of $24.6 million, or $1.54 per diluted share for the same period in 2006;
      *     An annualized return on average stockholders' equity of 17.3%;
      * A combined ratio of 85.0% (83.4% prior to the transaction costs) compared to 83.9% for the same period in 2006; and
      * An underwriting profit of $28.5 million ($31.4 million prior to transaction costs) compared to $25.5 million for the same period in 2006.

      Reported earnings per diluted share for the third quarter of 2007 were $0.63 compared to $0.58 for the same period in 2006. Adjusted diluted earnings per share absent the $1.0 million of transaction costs were $0.67 for the third quarter of 2007 -- an increase of $0.09, or 15.5% over the same period in the prior year. Diluted shares outstanding were 16.2 million for the three months ended September 30, 2007 and exceeded those for the quarter ended September 30, 2006 of 16.0 million. Results for the quarter ended September 30, 2007 include net after-tax favorable reserve development on prior accident years of direct business written by the Company of $2.0 million. In the prior year, the favorable reserve development on direct business written was $1.7 million after-tax.

      Reported earnings per diluted share for the nine months ended September 30, 2007 were $1.82 compared to $1.54 for the same period in 2006. Adjusted diluted earnings per share absent the $3.0 million of transaction costs were $1.94 for the nine months ended September 30, 2007 -- an increase of $0.40, or 26.0% over the same period in the prior year. Diluted shares outstanding were
16.2 million for the nine months ended September 30, 2007 and exceeded those of the same period of the prior year of 16.0 million. Results for the nine months ended September 30, 2007 include net after-tax favorable reserve development on prior accident years of direct business written by the Company of $5.8 million. In the prior year, the favorable reserve development on direct business written was $4.5 million after-tax.

      The Excess and Surplus Insurance segment's combined ratio was 78.6% and 77.6% for the quarter ended September 30, 2007 and 2006, respectively, and 79.5% and 78.1% for the nine-month period ended September 30, 2007 and 2006, respectively. Net after-tax favorable reserve development on prior accident years on direct business written by this segment was $2.3 million and $1.7 million for the quarter ended September 30, 2007 and 2006, respectively. This amount was $5.8 million and $4.4 million after-tax for the nine months ended September 30, 2007 and 2006, respectively.

      The Workers' Compensation Insurance segment's combined ratio was 95.4% for the third quarter of 2007. The combined ratio for the nine months ended September 30, 2007 of 91.1% was significantly lower than the prior year's combined ratio of 99.8% due to both lower losses and management of underwriting and other expenses. Net after-tax reserve development on prior accident years of direct business written by this segment included adverse development of $318,000 for the quarter ended September 30, 2007 and adverse development of $66,000 for the same period in the prior year. For the nine months ended September 30, 2007 and 2006, net after-tax reserve development on prior accident years of direct business written by this segment included adverse development of $48,000 and favorable development of $91,000 respectively.

      The Company's net investment income for the quarter ended September 30, 2007 was $6.3 million, an increase from the $5.2 million for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, net investment income was $18.0 million, an increase from the $13.7 million reported for the same period in the prior year. At September 30, 2007, the Company held $4.3 million in par value of securitizations of alternative-A and sub-prime mortgages, all of which are rated "AAA" by the established ratings agencies.

      J. Adam Abram, President and Chief Executive Officer, commented, "We are pleased with our results despite increased competition which resulted in pressure on pricing and premium volume. Annualized return on equity remains attractive and our book value has increased to $15.78 per share."

      Mr. Abram added, "Our acquisition by a member of the D. E. Shaw group continues on its expected course and is expected to close in early December. We are pleased that we have such well-capitalized and committed partners as we go forward."

      In light of the proposed transaction with a member of the D. E. Shaw group, the Company is no longer providing guidance. On October 2, 2007, the Company filed a definitive proxy statement with the Securities and Exchange Commission containing information about the proposed transaction.

      James River Group will not hold a conference call to discuss its quarterly earnings.

      James River Group, Inc. is an insurance holding company that primarily owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states, the U.S. Virgin Islands and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina and, in 2007, Virginia.

      Cautionary Notice Regarding Forward Looking Statements

      Certain matters discussed in this release and future releases may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, but are not limited to: (1) regulatory approvals required for the proposed merger with a member of the D. E. Shaw group may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on James River Group or cause the parties not to consummate the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the occurrence of any event, change, circumstance or effect that could give rise to the termination of the transaction; (4) the outcome of any legal proceedings against James River Group and others with respect to the transaction cannot be predicted; (5) the business of James River Group may suffer as a result of uncertainty surrounding the transaction; and (6) James River Group may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause James River Group's actual results to differ materially from those expressed or implied are discussed in James River Group's most recent annual report on Form 10-K for the fiscal year ended December 31, 2006, most recent quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 and other filings with the Securities and Exchange Commission. James River Group undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

      Additional Information and Where to Find It

      In connection with the proposed merger, James River Group filed a definitive proxy statement with the Securities and Exchange Commission on October 2, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by James River Group, Inc. at the Securities and Exchange Commission's website at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Michael T. Oakes, Chief Financial Officer, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, NC 27517, telephone: (919) 883-4171, or on James River Group's website at www.james-river-group.com.

      James River Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in James River Group's proxy statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2007, and information concerning all of James River Group's participants in the solicitation is included in the definitive proxy statement relating to the proposed merger filed with the Securities and Exchange Commission on October 2, 2007.



                    James River Group, Inc. and Subsidiaries
                   Summarized Consolidated Balance Sheet Data
                                   (Unaudited)

                                                    September 30,   December 31,
                                                          2007          2006
                                                     ($ in thousands, except
                                                          for share data)
ASSETS
Investments available-for-sale, at fair value:
   Fixed maturity securities                         $   537,885    $   486,016
   Equity securities                                      33,104          8,703
Total investments                                        570,989        494,719

Cash and cash equivalents                                 36,419         40,319
Restricted cash                                            1,711             --
Accrued investment income                                  6,113          5,471
Premiums receivable and agents' balances                  40,319         34,862
Reinsurance recoverable on unpaid losses                  99,314         90,495
Reinsurance recoverable on paid losses                     5,913          7,041
Deferred policy acquisition costs                         17,076         15,005
Goodwill                                                   9,341             --
Other assets                                              54,247         53,809
Total assets                                         $   841,442    $   741,721

LIABILITIES AND STOCKHOLDERS' EQUITY
Reserve for losses and loss adjustment
 expenses                                            $   374,776    $   300,294
Unearned premiums                                        124,176        131,286
Senior debt                                               15,000         15,000
Junior subordinated debt                                  43,300         43,300
Note payable                                               1,231             --
Funds held                                                 6,331         15,567
Other liabilities                                         37,688         21,882
Total liabilities                                        602,502        527,329

Total stockholders' equity                               238,940        214,392
Total liabilities and stockholders' equity           $   841,442    $   741,721

Debt to total capitalization ratio                          19.9%          21.4%
Book value per share including accumulated
 other comprehensive loss                            $     15.78    $     14.18
Book value per share excluding accumulated
 other comprehensive loss                            $     15.83    $     14.27
Common shares outstanding                             15,138,708     15,117,308

                   James River Group, Inc. and Subsidiaries
                Summarized Consolidated Income Statement Data
                                 (Unaudited)

                                                      Three Months Ended                Nine Months Ended
                                                        September 30,                      September 30,
                                                   2007             2006               2007            2006
                                                            ($ in thousands, except for share data)
REVENUES
Gross written premiums                        $     71,898     $     73,449     $    231,435     $    216,248
Net written premiums                          $     59,800     $     58,312     $    195,242     $    166,824

Net earned premiums                           $     66,836     $     57,446     $    190,072     $    158,137
Net investment income                                6,280            5,191           18,002           13,690
Net realized investment
 losses                                                (64)             (64)             (91)            (148)
Other income                                         1,891               67            2,029              155
Total revenues                                      74,943           62,640          210,012          171,834

EXPENSES
Losses and loss
 adjustment expenses                                37,956           33,376          109,178           92,807
Other operating
 expenses                                           18,851           14,404           52,419           39,813
Commissions, fees and
 other agency expenses                               2,181               --            2,181               --
Interest expense                                     1,340            1,305            3,922            2,978
Total expenses                                      60,328           49,085          167,700          135,598
Income before taxes                                 14,615           13,555           42,312           36,236
Federal income tax
 expense                                             4,431            4,293           12,845           11,594
NET INCOME                                    $     10,184     $      9,262     $     29,467     $     24,642

EARNINGS PER SHARE:
  Basic                                       $       0.67     $       0.61     $       1.95     $       1.63
  Diluted                                     $       0.63     $       0.58     $       1.82     $       1.54

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                         15,138,708       15,087,308       15,133,697       15,083,505
  Diluted                                       16,233,982       16,034,821       16,205,773       15,977,405
Cash dividends
 declared per
 common share                                 $       0.15     $          -     $       0.45     $          -

RATIOS:
  Loss ratio                                          56.8%            58.1%            57.4%            58.7%
  Expense ratio                                       28.2%            25.1%            27.6%            25.2%
  Combined ratio                                      85.0%            83.2%            85.0%            83.9%

Annualized return on
 average stockholders'
 equity                                               17.5%            19.0%            17.3%            17.3%

                   James River Group, Inc. and Subsidiaries
                               Segment Results

     EXCESS AND SURPLUS INSURANCE

                                     Three Months Ended Nine Months Ended
                                    September 30,            September 30,
                                2007          2006        2007           2006
                                              ($ in thousands)

Gross written premiums       $  53,492     $  59,565    $ 183,440     $ 181,121
Net written premiums         $  42,569     $  45,763    $ 149,888     $ 135,707

Net earned premiums          $  50,993     $  46,343    $ 147,126     $ 129,243
Losses and loss adjustment
 expenses                      (27,108)      (25,399)     (81,334)      (71,711)
Underwriting expenses          (12,970)      (10,558)     (35,686)      (29,255)
Underwriting profit (a)      $  10,915     $  10,386    $  30,106     $  28,277

Ratios:
  Loss ratio                      53.2%         54.8%        55.3%         55.5%
  Expense ratio                   25.4%         22.8%        24.3%         22.6%
  Combined ratio                  78.6%         77.6%        79.5%         78.1%

    (a) See "Reconciliation of Non-GAAP Measures".


    Within the Excess and Surplus Insurance segment, results by major line of business are as follows:

                              Three Months Ended      Nine Months Ended
                                  September 30,          September 30,
                               2007        2006       2007         2006
                                           ($ in thousands)
CASUALTY LINES
Gross written premiums       $ 50,088    $ 56,738    $165,051    $162,213
Net earned premiums          $ 48,064    $ 45,518    $142,453    $124,845
Losses and loss
 adjustment expenses         $ 23,124    $ 24,026    $ 75,065    $ 69,201
Loss ratio                       48.1%       52.8%       52.7%       55.4%

PROPERTY LINES
Gross written premiums       $  3,404    $  2,827    $ 18,389    $ 18,908
Net earned premiums          $  2,929    $    825    $  4,673    $  4,398
Losses and loss adjustment
 expenses                    $  3,984    $  1,373    $  6,269    $  2,510
Loss ratio                      136.0%      166.4%      134.2%       57.1%



    WORKERS' COMPENSATION INSURANCE

                                 Three Months Ended      Nine Months Ended
                                    September 30,          September 30,
                                  2007        2006       2007        2006
                                              ($ in thousands)

    Gross written premiums       $18,406     $13,884    $47,995    $35,127
    Net written premiums         $17,231     $12,549    $45,354    $31,117

    Net earned premiums          $15,843     $11,103    $42,946    $28,894
    Losses and loss
     adjustment expenses         (10,848)     (7,977)   (27,844)   (21,096)
    Underwriting expenses         (4,263)     (2,836)   (11,300)    (7,741)
    Underwriting profit (a)         $732        $290     $3,802        $57

    Ratios:
      Loss ratio                   68.5%       71.8%      64.8%      73.0%
      Expense ratio                26.9%       25.5%      26.3%      26.8%
      Combined ratio               95.4%       97.4%      91.1%      99.8%

    (a) See "Reconciliation of Non-GAAP Measures".

    RECONCILIATION OF NON-GAAP MEASURES

    The following table reconciles the underwriting profit by individual insurance segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its insurance segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit of insurance segments. Our definition of underwriting profit of insurance segments and underwriting profit may not be comparable to that of other companies.


                                                  Three Months Ended        Nine Months Ended
                                                     September 30,            September 30,
                                                   2007        2006         2007       2006
                                                                 (in thousands)

Underwriting profit of the insurance segments:
   Excess and Surplus Insurance                  $ 10,915    $ 10,386    $ 30,106    $ 28,277
   Workers' Compensation Insurance                    732         290       3,802          57
Total underwriting profit
 of insurance segments                             11,647      10,676      33,908      28,334
Other operating expenses
 of the Corporate and
 Other segment                                     (1,618)     (1,010)     (5,433)     (2,817)
Underwriting profit                                10,029       9,666      28,475      25,517
Net investment income                               6,280       5,191      18,002      13,690
Net realized investment
 losses                                               (64)        (64)        (91)       (148)
Other income                                        1,891          67       2,029         155
Commissions, fees and
 other agency expenses                             (2,181)         --      (2,181)         --
Interest expense                                   (1,340)     (1,305)     (3,922)     (2,978)
Consolidated income before taxes                 $ 14,615    $ 13,555    $ 42,312    $ 36,236



     The following table reconciles underwriting profit, income before taxes, Federal income tax expense, net income, earnings per share and combined ratios for the Company showing the effect of the $3.0 million of costs for legal, accounting and investment banking services incurred to date in connection with the transaction.

                                Three Months Ended                     Nine Months Ended
                                September 30, 2007                     September 30, 2007

                                      Trans-                                  Trans-
                           As        action         As             As         action         As
                        Reported      Costs      Adjusted      Reported       Costs         Adjusted
                                        ($ in thousands, except for share data)

Underwriting profit   $   10,029    $   952    $   10,981    $   28,475    $   2,966    $   31,441

Income before taxes   $   14,615    $   952    $   15,567    $   42,312    $   2,966    $   45,278
Federal income
 tax expense               4,431        333         4,764        12,845        1,038        13,883
Net income            $   10,184    $   619    $   10,803    $   29,467    $   1,928    $   31,395

Earnings per share:
  Basic               $    0.67     $  0.04    $     0.71    $     1.95    $    0.13    $     2.08
  Diluted             $    0.63     $  0.04    $     0.67    $     1.82    $    0.12    $     1.94

Ratios:
  Loss ratio               56.8%        0.0%         56.8%         57.4%         0.0%         57.4%
  Expense ratio            28.2%        1.4%         26.8%         27.6%         1.6%         26.0%
  Combined ratio           85.0%        1.4%         83.6%         85.0%         1.6%         83.4%



    Management believes that the presentation of underwriting profit, income statement, earnings per share amounts and combined ratio information both before and after the effects of the transaction costs incurred to date relating to the proposed transaction allow for better comparisons to prior periods. Management considers results both before and after the effects of the transaction costs in assessing performance. Management does not anticipate that additional costs for legal, accounting and investment banking services for such a transaction will be incurred in subsequent fiscal years. Assuming all conditions are met, the Company expects the transaction to close in early December.

SOURCE  James River Group, Inc.
    -0-                             11/05/2007
    /CONTACT: Michael Oakes, Chief Financial Officer, +1-919-883-4171/ /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.james-river-group.com/
    (JRVR)

CO:  James River Group, Inc.
ST:  North Carolina
IN:  FIN INS
SU:  ERN